                                                                    EXHIBIT 23.1


                                   CONSENT OF
                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



Patriot Scientific Corporation
San Diego, California


We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-8 of our report dated August 9, 2001, except for Note 1 which is as of August 15, 2001, relating to the consolidated financial statements of Patriot Scientific Corporation, appearing in the Company's Annual Report on Form 10-KSB for the year ended May 31, 2001.



/s/ BDO SEIDMAN, LLP
BDO SEIDMAN, LLP



Denver, Colorado
January 21, 2002